TIMKEN

Timken Reports Strong Second-Quarter 2021 Results

•Posted record sales of $1.06 billion, up 32 percent from last year
•Delivered earnings per diluted share of $1.36 on a GAAP basis, with adjusted earnings per diluted share of $1.37
•Generated strong cash from operations of $147 million and free cash flow of $116 million
•Maintains earnings outlook; expects 2021 GAAP earnings per diluted share of $5.00 to $5.30 and adjusted earnings per diluted share of $5.15 to $5.45

NORTH CANTON, Ohio: August 2, 2021 — The Timken Company (NYSE: TKR; www.timken.com), a global industrial leader in engineered bearings and power transmission products, today reported second-quarter 2021 sales of $1.06 billion, up 32.3 percent from the same period a year ago. The increase was driven by strong organic growth across most end-market sectors, as well as the benefit of currency translation and the Aurora Bearing acquisition. Second-quarter sales were up nearly 4 percent from the first quarter of 2021.

Timken posted net income of $104.8 million or $1.36 per diluted share in the second quarter, versus net income of $61.9 million or $0.82 per diluted share for the same period a year ago. The year-over-year increase was primarily driven by the impact of higher volume, favorable manufacturing performance and the benefit of currency, partially offset by higher selling, general and administrative (SG&A) expenses, higher material and logistics costs and unfavorable mix. The current period also benefited from lower restructuring and pension remeasurement charges and a lower tax rate versus last year.

Excluding special items (detailed in the attached tables), adjusted net income in the second quarter was $106.1 million or $1.37 per diluted share, versus adjusted net income of $77.0 million or $1.02 per diluted share for the same period in 2020.

Net cash from operations for the second quarter was $147.1 million, and free cash flow was $116 million. The company ended the second quarter with net debt to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) at 1.7 times. In addition, Timken raised its quarterly dividend by 3 percent to $0.30 per share and paid its 396th consecutive quarterly dividend in June.

“Timken achieved record revenue in the second quarter,” said Richard G. Kyle, Timken president and chief executive officer. “While the strong demand created supply chain and logistics challenges globally, we successfully navigated the situation and grew revenue by four percent above our record first quarter. We served our customers well, continued to win new business and delivered solid operating performance. Markets strengthened further as we moved through the quarter, as evidenced by the increase in our backlog.”

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TIMKEN

Second-Quarter 2021 Segment Results

Process Industries sales of $568.7 million increased 23.4 percent from the same period a year ago. The increase was driven mainly by strong organic growth across most sectors led by distribution, renewable energy and general industrial, as well as the favorable impact of currency translation.

EBITDA for the quarter was $141.2 million or 24.8 percent of sales, compared with EBITDA of $126.3 million or 27.4 percent of sales for the same period a year ago. The increase in EBITDA was driven primarily by the favorable impact of higher volume and currency, partially offset by higher SG&A expenses and material and logistics costs.

Excluding special items (detailed in the attached tables), adjusted EBITDA in the quarter was $142.2 million or 25.0 percent of sales, compared with $128.8 million or 27.9 percent of sales in the second quarter last year.

Mobile Industries sales of $494.2 million increased 44.2 percent compared with the same period a year ago. The increase was driven mainly by higher shipments across most sectors led by off-highway, automotive and heavy truck, and the favorable impact of currency translation.

EBITDA for the quarter was $67.3 million or 13.6 percent of sales, compared with EBITDA of $38.8 million or 11.3 percent of sales for the same period a year ago. The increase in EBITDA reflects the favorable impact of higher volume and related manufacturing performance, partially offset by the impact of higher material and logistics costs and SG&A expenses, and unfavorable mix.

Excluding special items (detailed in the attached tables), adjusted EBITDA in the quarter was $68.7 million or 13.9 percent of sales, compared with $42.0 million or 12.3 percent of sales in the second quarter last year.

2021 Outlook

Timken anticipates 2021 earnings per diluted share to range from $5.00 to $5.30 for the full year on a GAAP basis. Excluding special items (detailed in the attached tables), the company expects 2021 adjusted earnings per diluted share of $5.15 to $5.45. The company now expects 2021 revenue to be up approximately 19 percent at the midpoint in total versus 2020.

“Customer demand remains extremely strong across most sectors, and we are planning for the industrial expansion to continue through 2022,” said Kyle. “While supply chain and other cost pressures are likely to persist through the rest of the year, we expect to deliver record revenue and earnings per share in 2021 and move into 2022 with significant market and operational momentum. We remain focused on serving our customers and executing our strategy to profitably grow the enterprise, and we are well positioned to capitalize on this strong industrial environment.”

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TIMKEN

Conference Call Information

Timken will host a conference call today at 11 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:        Monday, August 2, 2021
11:00 a.m. Eastern Time
Live Dial-In: 800-458-4121
Or +1 313-209-6672
(Call in 10 minutes prior to be included.)
Conference ID: Timken’s 2Q Earnings Call
Or Click to Join: https://tmkn.biz/3hnSA8J

Conference Call Replay:    Replay Dial-In available through
August 16, 2021:
888-203-1112 or 719-457-0820
Replay Passcode: 2739012

Live Webcast:         http://investors.timken.com

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TIMKEN

About The Timken Company

The Timken Company (NYSE: TKR; www.timken.com) designs a growing portfolio of engineered bearings and power transmission products. With more than a century of knowledge and innovation, we continuously improve the reliability and efficiency of global machinery and equipment to move the world forward. Timken posted $3.5 billion in sales in 2020 and employs more than 17,000 people globally, operating from 42 countries. Timken is recognized among America’s Most Responsible Companies by Newsweek, the World’s Most Ethical Companies® by Ethisphere and America’s Best Employers, America's Best Employers for New Graduates and America’s Best Employers for Women by Forbes.

Certain statements in this release (including statements regarding the company's forecasts, estimates, plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading “2021 Outlook," are forward-looking.
The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the second quarter of 2021; the company's ability to respond to the changes in its end markets that could affect demand for the company's products or services; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in material and energy costs; logistical issues associated with port closures or congestion, delays or increased costs; the impact of changes to the company’s accounting methods; political risks associated with government instability; recent world events that have increased the risks posed by international trade disputes, tariffs and sanctions; weakness in global or regional economic conditions and capital markets; the company’s ability to satisfy its obligations under its debt agreements and renew or refinance borrowings on favorable terms; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies, including realizing any accretion, synergies, and expected cashflow generation within expected timeframes or at all; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company's pension obligations and assets due to changes in interest rates, investment performance and other tactics designed to reduce risk; the introduction of new disruptive technologies; unplanned plant shutdowns; the effects of government-imposed restrictions meant to address climate change; unanticipated litigation, claims, investigations or assessments; the company’s ability to maintain positive relations with unions and works councils; negative impacts to the company’s business, results of operations, financial position or liquidity as a result of COVID-19 or other epidemics and associated governmental measures such as restrictions on travel and manufacturing operations; and the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, acquisitions and capital investments. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2020, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

###

Media Relations:
Scott Schroeder
234.262.6420
scott.schroeder@timken.com

Investor Relations:
Neil Frohnapple
234.262.2310
neil.frohnapple@timken.com

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TIMKEN

The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except share data) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales	$1,062.9	$803.5	$2,088.3	$1,726.9
Cost of products sold	760.6	573.2	1,486.8	1,217.7
Gross Profit	302.3	230.3	601.5	509.2
Selling, general & administrative expenses	149.0	111.8	293.5	265.4
Impairment and restructuring charges	1.3	3.1	5.3	6.7
Operating Income	152.0	115.4	302.7	237.1
Non-service pension and other postretirement income (expense)	1.4	(5.3)	5.4	(1.9)
Other (expense) income, net	(2.2)	(2.0)	(1.2)	2.1
Interest expense, net	(14.6)	(18.3)	(29.0)	(33.9)
Income Before Income Taxes	136.6	89.8	277.9	203.4
Provision for income taxes	29.4	28.0	54.7	57.6
Net Income	107.2	61.8	223.2	145.8
Less: Net income (loss) attributable to noncontrolling interest	2.4	(0.1)	5.1	3.2
Net Income Attributable to The Timken Company	$104.8	$61.9	$218.1	$142.6

Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings per share	$1.38	$0.82	$2.87	$1.89
Diluted Earnings per share	$1.36	$0.82	$2.82	$1.88

Average Shares Outstanding	76,122,257	75,078,207	75,969,569	75,298,356
Average Shares Outstanding - assuming dilution	77,254,157	75,698,289	77,257,761	76,032,049

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TIMKEN

BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2021	2020	2021	2020

Mobile Industries
Net sales	$494.2	$342.6	$998.7	$809.3
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$67.3	$38.8	$146.9	$113.9
EBITDA Margin (1)	13.6%	11.3%	14.7%	14.1%
Process Industries
Net sales	$568.7	$460.9	$1,089.6	$917.6
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$141.2	$126.3	$272.2	$233.8
EBITDA Margin (1)	24.8%	27.4%	25.0%	25.5%
Unallocated corporate expense	$(11.6)	$(6.5)	$(23.2)	$(17.6)
Corporate pension and other postretirement benefit related expense (2)	(3.5)	(8.8)	(4.4)	(8.8)
Acquisition-related gain (3)	—	—	0.6	—

Consolidated
Net sales	$1,062.9	$803.5	$2,088.3	$1,726.9
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$193.4	$149.8	$392.1	$321.3
EBITDA Margin (1)	18.2%	18.6%	18.8%	18.6%

(1) EBITDA is a non-GAAP measure defined as operating income plus other income (expense) and excluding depreciation and amortization. EBITDA Margin is a non-GAAP measure defined as EBITDA as a percentage of net sales. EBITDA and EBITDA Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.  Management believes that reporting EBITDA and EBITDA Margin is useful to investors as these measures are representative of the core operations of the segments and Company, respectively.

(2) Corporate pension and other postretirement benefit related expense primarily represent actuarial (losses) and gains that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial (losses) and gains in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(3) The acquisition-related gain represents measurement period adjustments to the bargain purchase price gain on the acquisition of the assets of Aurora Bearing Company ("Aurora") that closed on November 30, 2020.

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TIMKEN

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)	(Unaudited)
	June 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$305.5	$320.3
Restricted cash	0.8	0.8
Accounts receivable, net	704.4	581.1
Unbilled receivables	100.4	110.9
Inventories, net	919.5	841.3
Other current assets	164.4	145.9
Total Current Assets	2,195.0	2,000.3
Property, plant and equipment, net	1,025.1	1,035.6
Operating lease assets	115.3	118.2
Goodwill and other intangible assets	1,739.0	1,789.0
Non-current pension assets	3.2	2.0
Other assets	88.6	96.5
Total Assets	$5,166.2	$5,041.6
LIABILITIES
Accounts payable	$385.1	$351.4
Short-term debt, including current portion of long-term debt	87.1	130.7
Short-term operating lease liabilities	27.0	27.2
Income taxes	24.8	16.1
Accrued expenses	333.3	322.6
Total Current Liabilities	857.3	848.0
Long-term debt	1,424.3	1,433.9
Accrued pension benefits	160.6	163.0
Accrued postretirement benefits	51.4	41.3
Long-term operating lease liabilities	72.5	75.5
Other non-current liabilities	232.8	254.7
Total Liabilities	2,798.9	2,816.4
EQUITY
The Timken Company shareholders' equity	2,290.9	2,152.9
Noncontrolling Interest	76.4	72.3
Total Equity	2,367.3	2,225.2
Total Liabilities and Equity	$5,166.2	$5,041.6

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TIMKEN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2021	2020	2021	2020
Cash Provided by (Used in)
OPERATING ACTIVITIES
Net Income	$107.2	$61.8	$223.2	$145.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42.2	41.7	85.2	84.0
Stock-based compensation expense	6.0	5.8	12.5	11.4
Pension and other postretirement benefit expense	1.5	8.5	0.5	8.2
Pension and other postretirement benefit contributions and payments	(12.5)	(3.1)	(15.0)	(8.6)
Changes in operating assets and liabilities:
Accounts receivable	13.1	39.2	(125.8)	(8.4)
Unbilled receivables	12.9	11.3	10.4	3.0
Inventories	(48.1)	41.0	(81.4)	41.3
Accounts payable	21.3	(28.9)	41.2	(28.9)
Accrued expenses	13.8	39.6	30.8	5.3
Income taxes	(9.0)	16.4	(7.4)	23.8
Other, net	(1.3)	14.1	4.6	26.7
Net Cash Provided by Operating Activities	$147.1	$247.4	$178.8	$303.6
INVESTING ACTIVITIES
Capital expenditures	$(31.1)	$(24.7)	$(60.5)	$(56.5)
Acquisitions, net of cash received	0.1	(6.7)	0.1	(6.7)
Investments in short-term marketable securities, net	(3.9)	(1.8)	(13.8)	(1.6)
Other, net	0.4	0.1	0.3	0.1
Net Cash Used in Investing Activities	$(34.5)	$(33.1)	$(73.9)	$(64.7)
FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(22.9)	$(21.0)	$(46.7)	$(43.9)
Purchase of treasury shares	—	—	(26.3)	(42.3)
Proceeds from exercise of stock options	11.3	—	25.4	7.5
Payments related to tax withholding for stock-based compensation	(5.7)	(0.2)	(23.5)	(10.4)
Net (payments) proceeds from credit facilities	(91.1)	(125.8)	(41.4)	111.5
Net payments on long-term debt	(4.1)	(49.2)	(6.4)	(52.1)
Other, net	—	(1.6)	—	(1.6)
Net Cash Used in Financing Activities	$(112.5)	$(197.8)	$(118.9)	$(31.3)
Effect of exchange rate changes on cash	3.1	5.6	(0.8)	(7.7)
Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	$3.2	$22.1	$(14.8)	$199.9
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	303.1	394.0	321.1	216.2
Cash, Cash Equivalents and Restricted Cash at End of Period	$306.3	$416.1	$306.3	$416.1

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TIMKEN

Reconciliations of Adjusted Net Income to GAAP Net Income and Adjusted Earnings Per Share to GAAP Earnings Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes that the non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended June 30,				Six Months Ended June 30,
	2021	EPS	2020	EPS	2021	EPS	2020	EPS
Net Income Attributable to The Timken Company	$104.8	$1.36	$61.9	$0.82	$218.1	$2.82	$142.6	$1.88

Adjustments: (1)
Impairment, restructuring and reorganization charges (2)	$2.2		$5.8		$7.4		$11.6
Corporate pension and other postretirement benefit related expense (3)	3.5		8.8		4.4		8.8
Acquisition-related charges (4)	1.4		0.9		0.6		4.2
Property losses (recoveries) and related expenses (5)	—		0.1		—		(2.1)
Noncontrolling interest of above adjustments	—		—		0.2		—
Provision for income taxes (6)	(5.8)		(0.5)		(17.9)		(3.4)
Total Adjustments:	1.3	0.01	15.1	0.20	(5.3)	(0.07)	19.1	0.25
Adjusted Net Income Attributable to The Timken Company	$106.1	$1.37	$77.0	$1.02	$212.8	$2.75	$161.7	$2.13

(1) Adjustments are pre-tax, with the net tax provision listed separately.

(2) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; (iii) severance related to cost reduction initiatives and (iv) related depreciation and amortization. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(3) Corporate pension and other postretirement benefit related expense represents actuarial losses and (gains) that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial losses and (gains) in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(4) Acquisition-related charges represent measurement period adjustments to the bargain purchase gain on the acquisition of the assets of Aurora that closed on November 30, 2020 and deal-related expenses associated with completed and potential transactions, as well as any resulting inventory step-up impact.

(5) Represents property loss and related expenses during the period presented (net of insurance recoveries received in 2020) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

(6) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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TIMKEN

Reconciliation of EBITDA to GAAP Net Income, EBITDA Margin to Net Income as a Percentage of Sales, and EBITDA Margin, After Adjustments, to Net Income as a Percentage of Sales, and EBITDA, After Adjustments, to Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBITDA. Management also believes that adjusted EBITDA, adjusted EBITDA margin and EBITDA margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Three Months Ended June 30,				Six Months Ended June 30,
	2021	Percentage to Net Sales	2020	Percentage to Net Sales	2021	Percentage to Net Sales	2020	Percentage to Net Sales
Net Income	$107.2	10.1%	$61.8	7.7%	$223.2	10.7%	$145.8	8.4%

Provision for income taxes	29.4		28.0		54.7		57.6
Interest expense	15.3		18.9		30.2		36.0
Interest income	(0.7)		(0.6)		(1.2)		(2.1)
Depreciation and amortization	42.2		41.7		85.2		84.0
Consolidated EBITDA	$193.4	18.2%	$149.8	18.6%	$392.1	18.8%	$321.3	18.6%

Adjustments:
Impairment, restructuring and reorganization charges (1)	$2.0		$4.6		$6.9		$9.0
Corporate pension and other postretirement benefit related expense (2)	3.5		8.8		4.4		8.8
Acquisition-related charges (3)	1.4		0.9		0.6		4.2
Property losses (recoveries) and related expenses (4)	—		0.1		—		(2.1)
Total Adjustments	6.9	0.6%	14.4	1.8%	11.9	0.5%	19.9	1.2%
Adjusted EBITDA	$200.3	18.8%	$164.2	20.4%	$404.0	19.3%	$341.2	19.8%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(2) Corporate pension and other postretirement benefit related expense represents actuarial losses and (gains) that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial losses and (gains) in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(3) Acquisition-related charges represent measurement period adjustments to the bargain purchase gain on the acquisition of the assets of Aurora that closed on November 30, 2020 and deal-related expenses associated with completed and potential transactions, as well as any resulting inventory step-up impact.

(4) Represents property loss and related expenses during the period presented (net of insurance recoveries received in 2020) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

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Reconciliation of segment EBITDA Margin, After Adjustments, to segment EBITDA as a Percentage of Sales and segment EBITDA, After Adjustments, to segment EBITDA:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBITDA and adjusted EBITDA margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Mobile Industries
	Three Months Ended June 30,				Six Months Ended June 30,
(Dollars in millions)	2021	Percentage to Net Sales	2020	Percentage to Net Sales	2021	Percentage to Net Sales	2020	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$67.3	13.6%	$38.8	11.3%	$146.9	14.7%	$113.9	14.1%
Impairment, restructuring and reorganization charges (1)	1.2		2.4		1.5		3.6
Acquisition-related charges (2)	0.2		0.7		0.4		2.6
Property losses (recoveries) and related expenses (3)	—		0.1		—		(2.1)
Adjusted EBITDA	$68.7	13.9%	$42.0	12.3%	$148.8	14.9%	$118.0	14.6%

Process Industries
	Three Months Ended June 30,				Six Months Ended June 30,
(Dollars in millions)	2021	Percentage to Net Sales	2020	Percentage to Net Sales	2021	Percentage to Net Sales	2020	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$141.2	24.8%	$126.3	27.4%	$272.2	25.0%	$233.8	25.5%
Impairment, restructuring and reorganization charges (1)	0.8		2.2		5.4		5.3
Acquisition-related charges (2)	0.2		0.3		0.3		1.2
Adjusted EBITDA	$142.2	25.0%	$128.8	27.9%	$277.9	25.5%	$240.3	26.2%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(2) The acquisition-related charges represent the inventory step-up impact.

(3) Represents property loss and related expenses during the period presented (net of insurance recoveries received in 2020) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

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Reconciliation of Total Debt to Net Debt, the Ratio of Net Debt to Capital, and the Ratio of Net Debt to Adjusted EBITDA:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash and cash equivalents plus total shareholders' equity. Management believes Net Debt, the Ratio of Net Debt to Capital, Adjusted EBITDA (see below), and the Ratio of Net Debt to Adjusted EBITDA are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand. The Company presents net debt to adjusted EBITDA because it believes it is more representative of the Company's financial position as it is reflective of the ability to cover its net debt obligations with results from its core operations.

(Dollars in millions)
			June 30, 2021	December 31, 2020
Short-term debt, including current portion of long-term debt			$87.1	$130.7
Long-term debt			1,424.3	1,433.9
Total Debt			$1,511.4	$1,564.6
Less: Cash and cash equivalents			(305.5)	(320.3)
Net Debt			$1,205.9	$1,244.3

Total Equity			$2,367.3	$2,225.2

Ratio of Net Debt to Capital			33.7%	35.9%

Adjusted EBITDA for the Twelve Months Ended			$721.7	$658.9

Ratio of Net Debt to Adjusted EBITDA			1.7	1.9

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$147.1	$247.4	$178.8	$303.6
Less: capital expenditures	(31.1)	(24.7)	(60.5)	(56.5)
Free cash flow	$116.0	$222.7	$118.3	$247.1

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TIMKEN

Reconciliation of EBITDA, After Adjustments, to GAAP Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBITDA. Management also believes that the non-GAAP measure of adjusted EBITDA is useful to investors as it is representative of the Company's core operations and is used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Twelve Months Ended June 30, 2021	Twelve Months Ended December 31, 2020
Net Income	$369.8	$292.4
Provision for income taxes	101.0	103.9
Interest expense	61.8	67.6
Interest income	(2.8)	(3.7)
Depreciation and amortization	168.3	167.1
Consolidated EBITDA	$698.1	$627.3
Adjustments:
Impairment, restructuring and reorganization charges (1)	$23.8	$25.9
Corporate pension and other postretirement benefit related expense (2)	14.1	18.5
Acquisition-related charges (3)	0.7	3.7
Acquisition-related gain (4)	(11.7)	(11.1)
Gain on sale of real estate	(0.4)	(0.4)
Property recoveries and related expenses (5)	(3.4)	(5.5)
Tax indemnification and related items	0.5	0.5
Total Adjustments	23.6	31.6
Adjusted EBITDA	$721.7	$658.9

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Corporate pension and other postretirement benefit related expense represents actuarial (gains) and losses that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial (gains) and losses in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement.

(3) Acquisition-related charges represent deal-related expenses associated with completed and potential transactions, as well as any resulting inventory step-up impact.

(4) The acquisition-related gain represents a bargain purchase gain on the acquisition of the assets of Aurora that closed on November 30, 2020.

(5) Represents property loss and related expenses during the periods presented (net of insurance recoveries received in 2020) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

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TIMKEN

Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2021 Outlook:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's outlook deemed useful to investors. Forecasted full year adjusted diluted earnings per share is an important financial measure that management believes is useful to investors as it is representative of the Company's expectation for the performance of its core business operations.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$5.00	$5.30

Forecasted Adjustments:
Restructuring and other special items, net (1)	0.15	0.15
Total Adjustments:	$0.15	$0.15
Forecasted full year adjusted diluted earnings per share	$5.15	$5.45

(1) Restructuring and other special items, net do not include the impact of any potential mark-to-market pension and other postretirement remeasurement adjustments, because the amounts will not be known until incurred.

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities for Full Year 2021 Outlook:
(Unaudited)
Forecasted full year free cash flow is a non-GAAP measure that is useful to investors because it is representative of the Company's expectation of cash that will be generated from operating activities and available for the execution of its business strategy.
(Dollars in Millions)	Low End Free Cash Flow	High End Free Cash Flow
Net cash provided by operating activities	$450.0	$475.0
Less: capital expenditures	(150.0)	(150.0)
Free cash flow	$300.0	$325.0

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